Exhibit 23.2

Consent of Independent Registered Certified Public Accounting Firm

We have issued our report dated March 25, 2010, with respect to the consolidated financial statements and included in the Annual Report of Horne International, Inc. on Form 10-K for the year ended December 27, 2009.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Horne International, Inc. on Forms S-8 (File No. 33-113528, effective March 12, 2004 and File No. 33-114680, effective April 21, 2004).

/s/ STEGMAN & COMPANY

Baltimore, Maryland
March 29, 2010